Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-46706 on Form S-8 of our reports dated March 15, 2005, relating to the consolidated financial statements of Hydril Company and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Hydril Company for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Houston, Texas
March 15, 2005